UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2020

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	GME	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Fourth Amendment to Second Amended and Restated Credit Agreement

On August 28, 2020, GameStop Corp., (the “Company”), the other borrowers party thereto and the requisite lenders under the Second Amended and Restated Credit Agreement, dated as of March 25, 2014, among the Company, the borrowers party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”), entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement in order to give effect to certain amendments to the Credit Agreement, including, but not limited to the following:

•Reduced the amount of the excess availability trigger that determines whether the Company is subject to a fixed charge coverage ratio covenant of 1.0:1.0 from the greater of $30 million and 10% of the borrowing base to the greater of $12.5 million and 10% of the borrowing base;

•Increased the sublimit for the issuances of letters of credit under the Credit Agreement from $50 million to $100 million; and

•Increased the amount of letters of credit debt permitted to be issued separately from, and not pursuant to, the Credit Agreement from $25 million to (i) up to $150 million for letters of credit issued by borrowers/guarantors under the Credit Agreement and (ii) up to $75 million for letters of credit issued by foreign subsidiaries, subject to the understanding that the outstanding amount of letters of credit issued under the Credit Agreement, combined with the outstanding amount of letters of credit otherwise permitted by the Credit Agreement cannot exceed $275 million in the aggregate.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Letter of Credit Facility

On August 28, 2020, the Company and the other borrowers party thereto entered into a letter of credit facility (the “LC Facility”) with Bank of America, N.A. (the “Lender”). The LC Facility provides for the issuance, at the Lender’s option and discretion, of letters of credit cash collateralized at 103% of the face amount thereof, in an amount not to exceed (i) $150 million through February 14, 2021 and (ii) $75 million from February 15, 2021 through August 31, 2021. The Lender may terminate the LC Facility at any time. The Company is obligated to pay a fee of 250 basis points per annum on the daily undrawn face amount of each letter of credit and such additional fees as may be agreed by the Company and the Lender at the time each letter of credit is issued.

The foregoing summary of the LC Facility does not purport to be complete and is qualified in its entirety by reference to the text of the LC Facility filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item and contained in Item 1.01 of this Form 8-K is in incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of August 28, 2020, by and among GameStop Corp., the other Borrowers party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent

10.2	Uncommitted Letter of Credit Facility, dated as of August 28, 2020, by and among GameStop Corp., the other borrowers party thereto and Bank of America, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: September 2, 2020	By:	/s/ James A. Bell
Name: James A. Bell Title: Executive Vice President and Chief Financial Officer